REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Tamarack Funds
Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the portfolios of Tamarack Funds Trust, which include Prime
Money Market Fund, U.S. Government Money Market Fund,
Tax-Free Money Market Fund, Institutional Prime Money
Market Fund and Institutional Tax-Free Money Market Fund
(collectively, the "Funds") as of September 30, 2004, and the related statements of operations for the period from August 1, 2004 through September 30, 2004 and for the year ended July 31, 2004, the statements of changes in net assets and the financial highlights for the period from August 1, 2004 through September
30, 2004 and for the two years in the period ended July 31, 2004.
These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for periods prior to July 31, 2003, were audited by other auditors whose report, dated August
30, 2002, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2004, by correspondence with the Funds' custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds as of September 30, 2004, the results of their operations, the changes in their net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
Chicago, Illinois
November 19, 2004